UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 31, 2013
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.
Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On January 31, 2013, LightPath Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  A total of 11,801,684 shares of common stock were issued and outstanding as of the record date of the Meeting, December 3, 2012, and a total of 8,059,810 shares were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on December 21, 2012 (the “Proxy”):

1.	The election of Class II directors to hold office for a three year term and until their respective successors have been elected and qualified, or until their earlier resignation or removal,
2.	The approval of an amendment to add 1,000,000 shares to the Amended and Restated Omnibus Incentive Plan; and
3.	The ratification of the selection of Cross, Fernandez & Riley as independent public accountant.

The final results of such voting are as follows:

	For	Against	Abstain
Proposal 1 – Election of Class II directors

a) Sohail Khan	4,832,336		111,925
b) Dr. Steven Brueck	4,899,377		44,884
c) M. Scott Faris	4,899,439		44,822

Proposal 2 – Approval of amendment to Amended
And Restated Omnibus Incentive Plan	4,739,798	203,534	929

Proposal 3 – Ratification of Cross, Fernandez & Riley
as Independent Accountant	7,939,126	111,194	9,490

For Proposal 1, Mr. Khan, Dr. Brueck and Mr. Faris were duly elected to the Board of Directors by at least a plurality of the votes cast. For Proposal 2, the amendment to add 1,000,000 shares to the Amended Omnibus Incentive Plan was approved. For Proposal 3, the Board of Director’s selection of Cross, Fernandez & Riley, LLP as the Company’s independent public accountant was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 4, 2013	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO